Exhibit 10.1

AMENDMENT TO LOAN AND SECURITY AGREEMENT

This Amendment to Loan and Security Agreement (this “Amendment”) is entered into as of March 30, 2006, by and between SQUARE 1 BANK (“Bank”) and IRVINE SENSORS CORPORATION (“Borrower”).

RECITALS

Borrower and Bank are parties to that certain Loan and Security Agreement dated as of December 30, 2005, as amended from time to time (the “Agreement”). On March 8, 2006, Bank delivered to Borrower a Notice of Default (the “NOD”). The parties desire to amend the Agreement in accordance with the terms of this Amendment.

NOW, THEREFORE, the parties agree as follows:

1. Bank hereby waives Borrower’s failure to comply with Section 6.7(c) of the Agreement as in effect prior to this Amendment, solely for the period ended January 29, 2006.

2. The restriction on Advances set forth in the NOD hereby is lifted and of no further force or effect.

3. Section 6.7(a) of the Agreement hereby is amended and restated in its entirety to read as follows:

“(a) Profitability. As of the last day of each calendar month commencing August 31, 2006, Profitability of not less than $1.00 for such month, on a rolling 3-month basis.”

4. Section 6.7(b) of the Agreement hereby is amended and restated in its entirety to read as follows:

“(b) Debt Service Coverage Ratio. A ratio of EBITDA plus non-cash employee retirement plan contributions, less cash taxes and cash unfinanced Capitalized Expenditures, to the principal and interest payments due on the Credit Extensions during the period, plus any cash principal and interest payments due on account of Subordinated Debt during the period; all as of the last day of each month for the rolling three (3) months ending on that date, of not less than (i) 1.20 to 1.00 from June 30, 2006 through the first anniversary of the Closing Date; and (ii) 1.25 to 1.00 thereafter.”

5. Section 6.7(c) of the Agreement hereby is amended and restated in its entirety to read as follows:

“(c) Tangible Net Worth Plus Subordinated Debt. Commencing with the reporting period ending February 28, 2006, a Tangible Net Worth plus Subordinated Debt at all times of not less than $3,850,000, increasing quarterly by 50% of net profit (but not decreasing for losses) and by 100% of any favorable accounting adjustments to a component of Tangible Net Worth.”

6. New Section 6.2(e) hereby is added to the Agreement to read as follows:

“(e) By Friday of each week, a weekly cash flow forecast, in form and content reasonably acceptable to Bank, for the following week.”

7. Exhibit E to the Agreement hereby is replaced with Exhibit E attached hereto.

8. No course of dealing on the part of Bank or its officers, nor any failure or delay in the exercise of any right by Bank, shall operate as a waiver thereof, and any single or partial exercise of any such right shall not preclude any later exercise of any such right. Bank’s failure at any time to require strict performance by Borrower of any provision shall not affect any right of Bank thereafter to demand strict compliance and performance. Any suspension or waiver of a right must be in writing signed by an officer of Bank.

9. Unless otherwise defined, all initially capitalized terms in this Amendment shall be as defined in the Agreement. The Agreement, as amended hereby, shall be and remain in full force and effect in accordance with its respective terms and hereby is ratified and confirmed in all respects. Except as expressly set forth herein, the execution, delivery, and performance of this Amendment shall not operate as a waiver of, or as an amendment of, any right, power, or remedy of Bank under the Agreement, as in effect prior to the date hereof.

10. Borrower represents and warrants that the Representations and Warranties contained in the Agreement (except as are made as of an earlier date) are true and correct as of the date of this Amendment, and that, except as waived hereby, no Event of Default has occurred and is continuing.

11. As a condition to the effectiveness of this Amendment, Bank shall have received, in form and substance satisfactory to Bank, the following:

(a) this Amendment, duly executed by Borrower;

(b) a Certificate of the Secretary of Borrower with respect to incumbency and resolutions authorizing the execution and delivery of this Amendment;

(c) an amendment fee in the amount of $10,000, which may be debited from any of Borrower’s accounts;

(d) all reasonable Bank Expenses incurred through the date of this Amendment, which may be debited from any of Borrower’s accounts; and

(e) such other documents, and completion of such other matters, as Bank may reasonably deem necessary or appropriate.

12. This Amendment may be executed in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one instrument.

[Balance of Page Intentionally Left Blank]

IN WITNESS WHEREOF, the undersigned have executed this Amendment as of the first date above written.

IRVINE SENSORS CORPORATION

By:	/s/ JOHN J. STUART, JR.
Title:	Sr. VP & CFO

SQUARE 1 BANK

By:	/s/ MICHAEL BERRIER
Title:	SVP

[Signature Page to Amendment to Loan & Security Agreement]

EXHIBIT E

COMPLIANCE CERTIFICATE

TO:	SQUARE 1 BANK

FROM:	IRVINE SENSORS CORPORATION

The undersigned authorized officer of IRVINE SENSORS CORPORATION hereby certifies that in accordance with the terms and conditions of the Loan and Security Agreement between Borrower and Bank (the “Agreement”), (i) Borrower is in complete compliance for the period ending                      with all required covenants except as noted below and (ii) all representations and warranties of Borrower stated in the Agreement are true and correct as of the date hereof. Attached herewith are the required documents supporting the above certification. The Officer further certifies that these are prepared in accordance with Generally Accepted Accounting Principles (GAAP) and are consistently applied from one period to the next except as explained in an accompanying letter or footnotes.

Please indicate compliance status by circling Yes/No under “Complies” column.

Reporting Covenant	Required		Complies

Monthly financial statements	Monthly within 30 days		Yes	No
Annual (CPA Audited)	FYE within 150 days		Yes	No
10K and 10Q	(as applicable)		Yes	No
A/R & A/P Agings, Borrowing Base Cert.	Monthly within 10 days		Yes	No
Cash flow forecasts	Weekly by Friday of each week		Yes	No
A/R Audit	Initial and Semi-Annual		Yes	No
IP Report	Quarterly within 30 days		Yes	No
Total amount of Borrower’s cash and investments	Amount: $
Total amount of Borrower’s cash and investments maintained with Bank	Amount: $

Financial Covenant	Required	Actual	Complies
Minimum Profitability (Rolling 3-Month basis; commencing 8/06)	$1.00	$	Yes	No
Minimum Debt Service Coverage Ratio (Rolling 3-Month basis; commencing 6/06)	1.20:1.00[1]	:1.00	Yes	No
Minimum Tangible Net Worth (from 2/28/06)	$3,850,000[2]	$	Yes	No

[1]	Increasing to 1.25:1.00 from and after the 13th month following the Closing Date

[2]	Plus 50% of quarterly net income (but not decreasing for losses) and 100% of favorable accounting adjustments to a component of Tangible Net Worth

Comments Regarding Exceptions: See Attached.	BANK USE ONLY

Received by:
Sincerely,	AUTHORIZED SIGNER

Date:

Verified:
SIGNATURE	AUTHORIZED SIGNER

Date:
TITLE
Compliance Status Yes No

DATE